Exhibit 23.1

                       INDEPENDENT AUDITORS' CONSENT


                  We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-58876 of Fedders Corporation on Form S-4 of our reports dated October 13, 2000, appearing in the Annual Report on Form 10-K of Fedders Corporation for the fiscal year ended August 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP


Parsippany, New Jersey
June 5, 2001